Exhibit 24: Power of Attorney

The undersigned directors of The Ryland Group, Inc., a Maryland corporation, constitute and appoint Timothy J. Geckle the true and lawful agent and attorney-in-fact of the undersigned, with full power and authority in said agent and attorney-in-fact to sign for the undersigned, in their respective names as directors of The Ryland Group, Inc., the Annual Report on Form 10-K of The Ryland Group, Inc. for the fiscal year ended December 31, 2006, and any amendment thereto to be filed with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended.

Dated: February 28, 2007	/s/ Daniel T. Bane
Daniel T. Bane, Director

/s/ Leslie M. Frécon
Leslie M. Frécon, Director

/s/ Roland A. Hernandez
Roland A. Hernandez, Director

/s/ William L. Jews
William L. Jews, Director

/s/ Ned Mansour
Ned Mansour, Director

/s/ Robert E. Mellor
Robert E. Mellor, Director

/s/ Norman J. Metcalfe
Norman J. Metcalfe, Director

/s/ Charlotte St. Martin
Charlotte St. Martin, Director

/s/ Paul J. Varello
Paul J. Varello, Director

/s/ John O. Wilson
John O. Wilson, Director